For the fiscal year ended (a) December 31, 2003
File number: 811-2896

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

         A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21, 2003 and further adjourned to September 12, 2003, October 10, 2003, November 5, 2003, November 21, 2003 and December 5, 2003. At such meetings the shareholders approved the following proposals:

1)*	Vote on Trustees/Directors:

                  				Affirmative		Authority
						votes cast		 Withheld

		David E. A. Carson		211,310,724		7,346,289
		Robert F. Gunia		211,451,344		7,205,669
		Robert E. La Blanc		211,308,255		7,348,758
		Douglas H. McCorkindale	211,352,708		7,304,305
		Stephen P. Munn		211,426,948		7,230,065
		Richard A. Redeker		211,475,731		7,181,282
		Judy A. Rice			211,241,873		7,415,140
		Robin B. Smith		211,231,383		7,425,630
		Stephen Stoneburn		211,437,848		7,219,165
		Clay T. Whitehead		211,425,316		7,231,697

2)**	To Permit the Manager to Enter into, or make material changes to,
Subadvisory Agreements without shareholder approval.

		For			Against		Abstain
		171,855,546		18,576,281		7,863,389

3)*	To Permit an amendment to the Management Contract Between PI and the Company.

		For			Against		Abstain
	198,175,935		12,265,049		8,216,029

4a)**	To approve changes to fundamental investment restrictions or policies, relating to: fund diversification.

		For			Against		Abstain
	180,147,964		10,578,064		7,569,189

4b)**	To approve changes to fundamental investment restrictions or policies, relating to: issuing senior securities, borrowing money or pledging assets.

		For			Against		Abstain
	176,017,388		13,890,474		8,387,354

4c)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling real estate.

		For			Against		Abstain
	177,693,990		12,373,173		8,228,054

4d)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts.

		For			Against		Abstain
	176,808,128		13,415,097		8,071,992

4e)**	To approve changes to fundamental investment restrictions or policies, relating to: fund concentration.

		For			Against		Abstain
	179,597,563		10,624,470		8,073,184

4f)**	To approve changes to fundamental investment restrictions or policies, relating to:  making loans.

		For			Against		Abstain
		176,405,353		13,475,265		8,414,599

4g)**	To approve changes to fundamental investment restrictions or policies, relating to: other investment restrictions, including investing in securities of other investment companies.

		For			Against		Abstain
	178,152,107		11,790,831		8,352,279

5)***	To approve amendments to the Company?s Articles of Incorporation.

		For			Against		Abstain
	202,275,413		10,517,177		9,342,171

*	Approved at the July 17, 2003 meeting.
**	Approved at the August 21, 2003 meeting.
***	Approved at the September 12, 2003 meeting.